Exhibit 10.16

Driven Brands Shared Services, LLC (as assignee of Driven Brands, Inc.)

440 S. Church St., Suite 700

Charlotte, NC 28202

December 31, 2020

Jonathan Fitzpatrick

c/o Driven Brands Inc.

440 S. Church St., Suite 700

Charlotte, NC 28202

Dear Jonathan,

Reference is made to that certain Amended and Restated Employment Agreement, between you and Driven Brands, Inc. (as later assigned to Driven Brands Shared Services, LLC, the “Company”), dated as of April 17, 2015 (the “Employment Agreement”). Capitalized terms contained herein but not defined herein shall have the meanings ascribed to them in the Employment Agreement.

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, you and the Company hereby agree that the Initial Term is hereby extended by five (5) years such that the Initial Term shall terminate on April 17, 2025.

Except as amended by this letter, the terms and conditions of your Employment Agreement are confirmed, approved, and ratified by you and the Company, and your Employment Agreement, as amended by this letter, shall continue in full force and effect.

Sincerely,

DRIVEN BRANDS SHARED SERVICES, LLC

/s/ Scott O’Melia

Scott O’Melia

Executive Vice President and Secretary

ACKNOWLEDGED AND ACCEPTED:

/s/ Jonathan Fitzpatrick

Jonathan Fitzpatrick